Exhibit 99.1

TransAtlantic Petroleum Ltd. Announces First Quarter 2013 Financial Results,

Provides an Operations Update and Schedules Conference Call and Annual Meeting

Hamilton, Bermuda (May 23, 2013) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE-MKT: TAT) (the “Company” or “TransAtlantic”) today announced financial results for the quarter ended March 31, 2013, provided an operations update and scheduled an investor conference call and annual meeting.

Highlights

•	Net income from continuing operations for the first quarter of 2013 was $3.0 million

•

Adjusted EBITDAX from continuing operations for the first quarter of 2013 totaled $19.5 million (Adjusted EBITDAX is a non-GAAP financial measure that is defined and reconciled to net income later in this press release)

•	Acquired bolt-on properties in Molla area of southeastern Turkey; 100% working interest and operatorship of more than 150,000 acres

•	Encouraging horizontal well results in the Mardin formation of southeastern Turkey

•	Expect to spud first horizontal well in the Kesan formation of northwestern Turkey in the summer of 2013

First Quarter 2013 Results

	For the Three Months Ended
	March 31, 2013	March 31, 2012	December 31, 2012
Net Sales:
Oil (Mbbls)	239	224	263
Natural gas (MMcf)	801	1,367	862
Total net sales (Mboe)	373	452	407
Total net sales (boe/day)	4,144	4,967	4,424

Realized Commodity Pricing:
Oil ($/bbl unhedged)	$103.00	$108.14	$99.96
Oil ($/bbl hedged)	$97.76	$101.56	$97.19

Natural gas ($/Mcf unhedged)	$10.12	$7.64	$9.87
Natural gas ($/Mcf hedged)	$10.12	$7.64	$9.87

Total revenues were $35.5 million for the three months ended March 31, 2013, as compared to $37.5 million for the same period in 2012 and $38.0 million for the three months ended December 31, 2012. Net income from continuing operations for the three months ended March 31, 2013 was $3.0 million, or $0.01 per share (basic and diluted), as compared to a net loss of $1.5 million, or $0.00 per share (basic and diluted), for the three months ended March 31, 2012 and a net loss of $13.9 million, or $0.04 per share (basic and diluted) for the three months ended December 31, 2012. Net income for the first quarter of 2013 included $0.5 million of unrealized mark-to-market derivative gains and $0.5 million of foreign exchange losses.

Adjusted EBITDAX from continuing operations for the three months ended March 31, 2013 was $19.5 million, as compared to $22.2 million for the three months ended March 31, 2012 and $22.4 million for the quarter ended December 31, 2012.

Operational Update

TransAtlantic’s 7-day average net production rate as of May 12, 2013 was approximately 4,087 boe per day, including 2,630 bbls of oil per day and 8.8 MMcf of natural gas per day.

Recent Acquisition in Southeastern Turkey – Molla-Arpatepe Area

In May 2013, the Company acquired three adjacent blocks that encompass more than 150,000 acres in southeastern Turkey. The leases are located between the Goksu, Arpatepe and Bati Raman fields, and 80% of the acreage is within proven hydrocarbon systems. In addition to the potential for horizontal drilling, several existing wells may be enhanced by stimulation and completion technologies. TransAtlantic expects to spud its first horizontal well on the licenses by the end of 2013.

Southeastern Turkey – Molla-Arpatepe Area

TransAtlantic recently completed the Goksu-4H, the second horizontal well drilled on its Mardin program in southeastern Turkey. Sales from the Goksu-4H commenced on April 26, 2013 at 314 bbls of oil per day and averaged 263 bbls of oil per day over the first seven days of production. The Goksu-4H was drilled and completed for approximately $2.5 million, an improvement of approximately $1.0 million from the first well in the horizontal Mardin program, the Goksu-3H. The Goksu-3H has produced more than 60,000 gross bbls of oil to-date and continues to produce at a rate of approximately 150 bbls of oil per day.

The Company recently reached target depth on its third Mardin horizontal well, the Oba-1H, at a vertical depth of approximately 6,300 feet and a total measured depth of 9,650 feet. Testing is likely to occur in June 2013. TransAtlantic expects to continue its Mardin horizontal well program.

In TransAtlantic’s horizontal Bedinan-Dadas program, the Bahar-2H horizontal well has resumed drilling and is expected to reach target depth in June 2013. The Company expects to perform a multi-stage hydraulic fracture stimulation on the horizontal section of the Bedinan formation.

TransAtlantic has commenced an approximately 800 square kilometer 3D seismic program over its Molla, West Molla and northwest Arpatepe licenses, which it expects to complete by the end of 2013.

Southeastern Turkey – Selmo Area

TransAtlantic plans to resume drilling in the Selmo area with an initial horizontal well, the Selmo-13H, which it expects to spud in June 2013. The Company expects to drill four additional horizontal wells in the area in 2013.

Southeastern Turkey – Gaziantep Area

TransAtlantic recently completed a multi-stage acid stimulation on the Alibey-1H well and expects it to commence production in the summer of 2013.

Northwestern Turkey – Thrace Basin

The Company completed the Yildirum-1, its first commercial discovery in the Temrez license (100% working interest), in mid-April 2013. The well had initial production of more than 1 MMcf per day following a one stage hydraulic fracture stimulation. It is currently undergoing reservoir limits testing. TransAtlantic plans to drill at least one appraisal well in 2013 and subsequently construct a pipeline to the area. The Yildirum-1 will be produced via compressed natural gas until the pipeline is completed.

The Company’s multi-stage hydraulic fracturing program in Thrace Basin is ongoing with many recent successes, including the Baglik-1 well, which had initial production of 3 MMcf per day.

Based on recent positive results, TransAtlantic anticipates spudding its first horizontal well in the Thrace Basin in the summer of 2013. The DTD-19HK will undergo a multi-stage hydraulic fracture stimulation of a lateral wellbore in the Kesan formation.

Bulgaria

TransAtlantic expects to continue drilling the Deventci-R2 well by the fall of 2013, depending upon rig availability.

Outlook

The Company expects net oil and natural gas sales during the three months ending June 30, 2013 to average approximately 4,000 boe per day, with crude oil comprising approximately sixty percent of daily volumes.

Conference Call

The Company has scheduled a conference call for Friday, May 24, 2013 at 7:30 a.m. Central (8:30 a.m. Eastern) to discuss first quarter 2013 financial results and provide an operations update.

Investors who would like to participate in the conference call should dial (877) 878-2762 or (678) 809-1005 approximately 10 minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 73945988. A replay will be available through June 7, 2013 and may be accessed by dialing (855) 859-2056 or (404) 537-3406. The conference ID is 73945988.

An enhanced webcast of the conference call and replay will be available through the Company’s website at www.transatlanticpetroleum.com. To access the live webcast and replay, click on “Investors,” select “Events & Presentations,” and click on “Listen to webcast” under the event listing. The webcast requires Microsoft Windows Media Player or RealOne Player.

Annual Meeting

The Company has scheduled its annual meeting of shareholders for Monday, June 24, 2013 at 10:00 a.m. Central. The annual meeting will be held at TransAtlantic’s U.S. headquarters, which is located at 16803 Dallas Parkway, Addison, Texas, 75001.

For more information, please see the Company’s proxy statement, which is available on the Company’s website at www.transatlanticpetroleum.com or at www.sec.gov.

NYSE MKT Deficiency Letter

As expected, on May 17, 2013, the Company received a deficiency letter from NYSE MKT LLC (the “Exchange”) indicating that the Exchange has determined that the Company is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the three months ended March 31, 2013 with the Securities and Exchange Commission (the “SEC”). In addition, the Exchange asserted that the Company’s failure to timely file its Quarterly Report on Form 10-Q is a material violation of its listing agreement with the Exchange.

Pursuant to the Exchange’s rules, the Company has until May 31, 2013 to submit a plan advising the Exchange of actions it has taken, or will take, that would bring the Company back into compliance with Sections 134 and 1101 of the Company Guide by no later than August 15, 2013. In the event that the Company is unable to file its Quarterly Report on Form 10-Q on or before May 31, 2013, the Company expects to submit a plan to the Exchange by that date advising the Exchange of actions it has taken, or will take, that would bring the Company back into compliance with the Company Guide by no later than August 15, 2013. The Exchange will evaluate the plan and determine whether the Company has made a reasonable demonstration in the plan of an ability to regain compliance with the applicable continued listing standards by August 15, 2013, in which case the plan will be accepted and the Company will have until August 15, 2013 to regain compliance with the continued listing standards.

The Company filed its Quarterly Report on Form 10-Q for the three months ended March 31, 2013 on May 23, 2013.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	For the Three Months Ended March 31
U.S. Dollars and shares in thousands, except per share amounts	2013	2012
Revenues:
Oil and natural gas sales	$32,725	$34,667
Sales of purchased natural gas	2,274	1,662
Other	513	1,177

Total revenues	35,512	37,506
Costs and expenses:
Production	5,527	3,635
Exploration, abandonment and impairment	3,864	2,796
Cost of purchased natural gas	2,180	1,736
Seismic and other exploration	243	663
General and administrative	7,523	9,277
Depreciation, depletion and amortization	8,976	9,169
Accretion of asset retirement obligations	129	251

Total costs and expenses	28,442	27,527

Operating income	7,070	9,979
Other income (expense):
Interest and other expense	(890)	(3,259)
Interest and other income	375	134
Loss on commodity derivative contracts	(776)	(12,435)
Foreign exchange (loss) gain	(487)	4,272

Total other expense	(1,778)	(11,288)

Income (loss) from continuing operations before income taxes	5,292	(1,309)
Current income tax expense	(1,339)	(2,020)
Deferred income tax (expense) benefit	(921)	1,859

Net income (loss) from continuing operations.	3,032	(1,470)
Net loss from discontinued operations, net of taxes	(93)	(2,157)
Net income (loss)	$2,939	$(3,627)
Foreign currency translation adjustment	(2,836)	13,363

Comprehensive income	$103	$9,736

Basic and diluted net income (loss) per common share:
From continuing operations	0.01	0.00
From discontinued operations	0.00	(0.01)
Basic weighted average number of shares outstanding	368,886	366,436
Diluted weighted average number of shares outstanding	368,886	366,436

TransAtlantic Petroleum Ltd.

Summary Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended
U.S. Dollars in thousands	March 31, 2013	March 31, 2012
Net cash provided by operating activities from continuing operations	$19,649	$13,635
Net cash used in investing activities from continuing operations	(21,666)	(15,666)
Net cash provided by financing activities from continuing operations	7,000	8,347
Net cash used in discontinued operations	(56)	(7,049)
Effect of exchange rate changes on cash	(267)	704
Net increase (decrease) in cash and cash equivalents	4,660	(29)

TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

	As of
U.S. Dollars in thousands	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,428	$14,768
Accounts receivable	42,978	52,769
Prepaid and other current assets	8,736	2,339
Deferred income taxes	1,966	1,895
Assets held for sale	534	1,619

Total current assets	73,642	73,390
Property and equipment, net	258,441	256,152
Total other assets	28,459	28,716

Total assets	$360,542	$358,258

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,984	$28,498
Accrued liabilities and other	26,475	30,790
Derivative liabilities	3,618	3,908
Liabilities held for sale	7,077	8,416

Total current liabilities	66,154	71,612

Total liabilities	146,230	144,431
Total shareholders’ equity	214,312	213,827

Total liabilities and shareholders’ equity	$360,542	$358,258

Reconciliation of Net Income (Loss) to Adjusted EBITDAX

	For the Three Months Ended March 31,
U.S. Dollars in thousands	2013	2012
Net income (loss) from continuing operations	$3,032	$(1,470)
Adjustments:
Interest and other, net	515	3,125
Income tax expense	2,260	161
Exploration, abandonment, and impairment	3,864	2,796
Seismic	108	183
Foreign exchange loss (gain)	487	(4,272)
Share-based compensation	381	495
Unrealized derivative (gain) loss	(476)	10,960
Accretion of asset retirement obligation	129	251
Depreciation, depletion, and amortization	8,976	9,169
Net other items	188	821

Adjusted EBITDAX from continuing operations	$19,464	$22,219

Adjusted EBITDAX is a non-GAAP financial measure that represents earnings from continuing operations before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment, and exploration expenses, unrealized derivative gains and losses and non-cash share-based compensation expense.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance and ability to fund capital expenditures and working capital requirements on a consistent basis without regard to depreciation, depletion and amortization, impairment of oil and natural gas properties and exploration expenses, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance. Adjusted EBITDAX is also widely used by investors and rating agencies.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP. Net income, income from operations, or cash flow provided by operating activities may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX. The Company has disclosed Adjusted EBITDAX to permit a comparative analysis of its operating performance and debt servicing ability relative to other companies.

About TransAtlantic

TransAtlantic Petroleum Ltd. is an international energy company engaged in the acquisition, development, exploration and production of oil and natural gas. The Company holds interests in developed and undeveloped oil and natural gas properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the drilling and completion of wells, the production and sale of oil and natural gas, the acquisition of seismic data, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which we carry on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; shortages of drilling rigs, equipment or oilfield services.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Note on boe

Barrels of oil equivalent, or boe, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet (“Mcf”) of natural gas to one bbl of oil. A boe conversion ratio of 6 Mcf to 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. Boe may be misleading, particularly if used in isolation.

Contacts:

Taylor Miele

Director of Investor Relations

(214) 220-4746

Wil Saqueton

VP & CFO

(214) 220-4323

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com